SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 4, 2007
(October 4, 2007)

BAUSCH & LOMB INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

New York	1-4105	16-0345235
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	Number)

One Bausch & Lomb Place

Rochester, NY, 14604-2701

(Address of principal executive offices)

(585) 338-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 4, 2007, Bausch & Lomb Incorporated (the “Company”) issued a press release announcing that it has received tenders and consents representing a majority in principal amount of each of its outstanding 6.95% Senior Notes due 2007, 5.90% Senior Notes due 2008, 6.56% Medium-Term Notes due 2026 and 7.125% Debentures due 2028 (collectively, the “Debt Securities”), all pursuant to its previously announced cash tender offers and consent solicitations (the “Offers”) for the Debt Securities.

Having received the requisite consents for each series of Debt Securities, the Company expects to enter promptly into a supplemental indenture incorporating the proposed amendments set forth in the Company’s Offer to Purchase and Consent Solicitation Statement for the Debt Securities dated September 19, 2007.  The supplemental indenture will become operative upon acceptance and payment by the Company of the tendered Debt Securities.

The withdrawal rights for the Offers terminated yesterday.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 — Press Release dated October 4, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BAUSCH & LOMB INCORPORATED

By:	/s/ Robert B. Stiles

Name:	Robert B. Stiles

Title:	Senior Vice President & General Counsel

Date: October 4, 2007

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated October 4, 2007.